EXHIBIT B-2



                       SERVICE AGREEMENT

                            BETWEEN

                    ENTERGY SERVICES, INC. AND

                    ENTERGY TECHNOLOGIES COMPANY



                              THIS AGREEMENT, made and entered

          into as of __________, 199__ by and between Entergy

          Services, Inc., a corporation organized under the laws

          of the State of Delaware (hereinafter sometimes

          referred to as "Service Company") and Entergy

          Technologies Company, a corporation organized under the

          laws of the State of Delaware ("Client Company").



                      W I T N E S S E T H:

                              WHEREAS, Service Company and Client

          Company are both direct or indirect subsidiaries of

          Entergy Corporation, and Client Company, together with

          Entergy Corporation and Entergy Corporation's other

          direct or indirect subsidiaries and Service Company,

          form the Entergy System; and

                              WHEREAS, Service Company is

          authorized by the Securities and Exchange Commission

          (the "Commission") under Section 13 of the Public

          Utility Holding Company Act of 1935, as amended (the

          "Act") to render to direct and indirect subsidiaries of

          Entergy Corporation ("Client Companies") certain

          services, and to render to Client Company services as

          herein provided; and

                              WHEREAS, in the performance of past

          and future services for the Client Companies, Service

          Company has acquired and will acquire certain

          properties and other resources; and

                              WHEREAS, Client Company is

          authorized under the Act (see Holding Company Act

          Release No. __________ (dated _________, 1995) (the

          "Order")), to engage in certain activities in the

          telecommunications business and, in connection

          therewith, to utilize the services, personnel,

          properties and other resources of Service Company; and

                              WHEREAS, economies and increased

          efficiencies benefiting the Entergy System will result

          from the performance by Service Company of services for

          Client Company; and

                              WHEREAS, subject to the terms and

          conditions herein described, Service Company is

          willing, upon request by Client Company, to render such

          services and provide such property and resources to

          Client Company, at cost (determined in accordance with

          applicable rules, regulations and orders of the

          Commission under the Act), plus 5%;



                              NOW, THEREFORE, in consideration of

          the premises and of the mutual agreements herein, the

          parties hereto hereby agree as follows:

                         1.   Definitions.

                    As used hereinafter, the

          following terms, in addition to those elsewhere defined

          in this Agreement, shall have the following meanings

          unless the context otherwise requires:

                         "Services" shall mean the services described in Section

          3 hereof.

          "Non-Affiliate" means any corporation, company, agency,

government, business, entity or person other than (i) Entergy

Corporation, (ii) a direct or indirect subsidiary of Entergy

Corporation, or (iii) a person employed by Entergy Corporation,

or any of such subsidiaries.

                    2.   Agreement to Furnish Services.

                         Service Company hereby agrees to furnish or otherwise

          make available to Client Company, upon the terms and conditions hereinafter set forth, the Services set forth in Section 3 hereof.  Service Company will keep itself and its personnel available and competent to render to Client Company the Services on the same basis as such Services are provided to the other

          Client Companies, provided that Service Company will give first priority in the provision of Services to those Client Companies which are Retail Electric Companies.<FN1>

          Upon its receipt of Client Company's service request,

Service Company will, if it has or can have available the

personnel and resources needed to fill the service request, and subject to Paragraph 2.A. hereof, furnish to Client Company, upon the terms and conditions hereinafter set forth, such of the

Services set forth in Section 3 hereof, at such times, for such periods and in such manner as Client Company may from time to time request; provided, however, that the determination of

whether Service Company has the available personnel and resources to perform in accordance with the service request will be

entirely within the discretion of Service Company, and Service

Company may at its sole option elect not to perform any requested

Services, except that, once having agreed to perform pursuant to a service request, Service Company will not withdraw or depart from such performance without the consent of Client Company.

          The providing of Services by Service Company pursuant

to this Agreement shall in all cases and notwithstanding anything herein contained to the contrary be subject to any limitations contained in authorizations, rules or regulations of those

governmental agencies, if any, having jurisdiction over Service

Company, Client Company, or such providing of Services.

                    3.   Description of Services.

                         General Executive and Advisory Services.  Advise and

          assist the officers and employees of Client Company in connection with various phases of its business and operations, including particularly (but not exclusively) those phases which involve coordination of planning or operations between Client Company and other associate or non-associate companies.

          General Engineering.  Perform general engineering work

with respect to the Backbone System (as defined in the Order);

prepare and analyze equipment and apparatus specifications,

technical studies and standards, engineering and other technical studies and problems; and advise and assist in connection with analyses of Backbone System operations and operating and

construction budgets.

                    Development of Other Business Enterprises.  As requested by

          Client Company, advise and assist Client Company in the

          investigation of other business enterprises and the development of such other business enterprises.

                         Design Engineering.  As requested by Client Company,

          perform detailed design engineering work.

                    Purchasing.  As requested by Client Company, render

          purchasing and group purchasing services to Client Company,

          coordinate group purchasing, and supply expediting services.  All requests for bids shall be made by and purchases confirmed in the name of Client Company (or its customer, if requested by Client

          Company.

                         Accounting and Statistical.  As requested by Client

          Company, perform for Client Company all such business,

          accounting, and auditing services and install such internal accounting and auditing procedures as are requested by Client

          Company to maintain its books and records properly and account for and safeguard its operations and properties; advise and assist Client Company in connection with the installation of accounting systems and similar efforts, requirements of

          regulatory bodies with respect to accounting, studies of

          accounting procedures and practices to improve efficiency,

          accounting entries resulting from financial transactions,

          internal audits, employment of independent auditors, preparation and analyses of financial and operating reports and other

          statistical matters relating to Client Company or its customers,

          preparation of reports to regulatory commissions, insurance companies and others, standardization or accounting and

          statistical forms in the interest of economy, and other

          accounting and statistical matters.

          Finance and Treasury.  As requested by Client Company,

advise and assist Client Company on financing matters, including short- and long-range financial planning, determination of types and terms of sales of securities, the preparation of petitions and applications for the issuance of securities and the

preparation of various documents required in connection

therewith, negotiation and structuring of financing arrangements,

and all treasury matters, including banking and investment of surplus funds.

          Taxes.  As requested by Client Company, advise and

assist Client Company in connection with tax matters, including but not limited to preparation of Federal, state or foreign

income and other tax returns and of protests, claims and briefs where necessary, tax accruals, and other matters in connection with any applicable taxes, governmental fees or assessments, and assistance in connection with audit of returns by the Internal

Revenue Service and state tax agencies.

          Risk Management.  As requested by Client Company,

advise and assist Client Company in connection with risk

management matters, including but not limited to insurance and bonding, including contracts with insurers, trustees and

actuaries and the placing of individual or blanket/group policies covering Client Company and/or other Client Companies, and other insurance and bonding problems as required.

          Employee Benefits.  As requested by Client Company,

advise and assist Client Company in connection with employee benefit matters, including but not limited to welfare and pension matters.

          Corporate.  As requested by Client Company, advise and

assist Client Company in connection with corporate affairs,

including but not limited to assistance in connection with the maintenance of minutes of directors' and stockholders' meetings and other proceedings and of other related corporate records; and

arrangements for stockholders' meetings, including notices,

proxies and records thereof, and for other types of meetings.

          Budgeting.  As requested by Client Company, advise and

assist Client Company in matters involving the preparation and development of capital and operating budgets, cash and cost

forecasts, and budgetary controls and preparation of long-range forecasts.

                         Business Promotion and Public Relations.  As requested

          by Client Company, advise and assist Client Company in the development of marketing and sales programs, in the preparation and use of advertising and sales materials, and in the

          determination and carrying out of promotional programs.

                         Employee Services.  As requested by Client Company,

          furnish Client Company with advisory and administrative services and programs in connection with employee and employee relations matters, payroll, recruitment, employee placement, training,

          compensation, safety, labor relations and health, welfare and employee benefits.

          Systems and Procedures.  As requested by Client

Company, advise and assist Client Company in the formation of sound operating practices and methods of procedure, the

standardization of forms, the purchase, rental and use of

mechanical and electronic data processing, computing and

communications equipment, in conducting economic research and planning and in the development of special economic studies.

          Regulatory Matters.  As requested by Client Company,

consultation and advice with respect to regulatory matters,

particularly those involving the Securities and Exchange

Commission or the Federal Communications Commission, state and local utility regulatory bodies and the provision of liaison and assistance in processing matters with the staffs of such

commissions.

                         Network Operations Center.  Make available services

          from the operation of a Network Operations Center for the control of the Backbone System, and with interconnected

          telecommunications systems.

                         Data Processing Services.  As requested by Client

          Company, make available services from the operation of a data processing Computer Center serving the Entergy System, including but not limited to applications software development, maintenance and enhancements; data communications network design, operation and management; Computer Center production operations; and

          information systems consulting.

                         Access to and Use of Resources.  As requested by Client

          Company, make available to Client Company in the conduct of its business and/or, to the extent necessary or appropriate as required in the performance of its services to its customers,

          access to, use of, or rights in all Service Company's resources,

          including facilities, products, processes, techniques, computer hardware and software, technical information, training aids and properties, vehicles, equipment, machines and other property,

          whether owned, leased or licensed by or otherwise available to

          Service Company.

                         Training.  As requested by Client Company, assist

          Client Company in providing training to personnel of Client

          Company or of Non-Affiliates; develop and make available training procedures, materials and facilities, and provide instructors.

          Legal Services.  As requested by Client Company,

provide services and advice relating to litigation, contracts,

leases, real estate, property rights and other legal matters.

          General.  As requested by Client Company, make

available services otherwise relating to the Backbone System and interconnected telecommunications systems, including in the areas of construction, planning and supervision, design, management,

programs, quality assurance, licensing matters, research and development, and communications systems and procedures.

          Other Services.  Render advice and assistance in

connection with such other matters as Client company may request and Service Company may be able to perform with respect to Client

Company's business and operations.

                    4.   Compensation for Services.

               As compensation for Services

          actually requested by Client Company and rendered to it

          by Service Company, Client Company hereby agrees to pay

          to Service Company all direct and indirect costs of

          such Services, computed in accordance with applicable

          rules and regulations (including, but not limited to,

          Rules 90 and 91) under the Act and appropriate

          accounting standards, plus 5% to cover unquantifiable

          or unquantified costs.  Bills will be rendered for the

          amount of such charges on or before the 20th day of the

          succeeding month and will by payable on or before the

          60th day thereafter.  The cost of Services to be

          allocated to and paid by Client Company shall include

          all direct charges and Client Company's pro rata share

          of Service Company's indirect costs, determined as

          outlined on Exhibits I and II attached hereto and

          incorporated herein by reference.

                    5.   Service Requests.

               The Services performed in

          accordance with service requests issued or made by or

          on behalf of Client Company and accepted by Service

          Company will be assigned an applicable service request

          number to enable specific work to be properly allocated

          by project or other appropriate basis.  Service

          requests (i) shall be in writing, (ii) shall be signed

          by appropriate representatives of Client Company and of

          Service Company, (iii) shall be as specific as

          practicable in defining the Services requested to be

          performed, and (iv) shall set forth the scope, duration

          and estimated cost of the Services to be performed

          pursuant to the service request.  Client Company shall

          have the right from time to time to amend, alter or

          rescind any service request, provided that (i) any such

          amendment or alteration which results in a material

          change in the scope of the work to be performed or

          equipment to be provided is agreed to by Service

          Company, (ii) the costs for the Services covered by the

          service request will include any expense incurred by

          Service Company as a direct result of the service

          request, and (iii) no amendment, alteration or

          rescission of a service request will release Client

          Company from liability for all such direct costs

          already incurred or contracted for by Service Company

          pursuant to the service request, regardless of whether

          the work associated with such costs has been completed.

                    6.   Miscellaneous.

               This Agreement shall be binding upon the successor

          and assigns of the parties hereto, provided that

          Service Company shall not be entitled to assign or

          subcontract out any of its obligations under this

          Agreement or under any purchase order or service

          request issued hereunder without the prior written

          approval of Client Company.  This Agreement shall be

          construed and enforced under and in accordance with the

          laws of the State of Louisiana.  This Agreement may be

          executed in counterparts, each one of which when fully

          executed shall be deemed to have the same force and

          effect as an original.  No provision of this Agreement

          shall be deemed waived nor breach of this Agreement

          consented to unless such waiver or consent is set forth

          in writing and executed by the party hereto making such

          waiver or consent.

                              IN WITNESS WHEREOF, the parties

          hereto have caused this Agreement to be executed in

          their respective corporate names by their respective

          Presidents or one of their respective Vice Presidents

          thereunto duly authorized.

                     ENTERGY SERVICES, INC.



                    ATTEST:





                    _______________________________

          By:___________________________





                    ENTERGY TECHNOLOGIES COMPANY



                    ATTEST:





                    ________________________________

          By:___________________________




_______________________________

  <FN1>   For purposes of this Agreement, the term "Retail
          Electric Companies" shall include Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc., Entergy Operations, Inc., System Fuels, Inc., System Energy Resources, Inc., Service Company and such other similar subsidiaries as Entergy Corporation shall create whose activities and operations are primarily related to the wholesale to affiliates, or to the provision of services or goods thereto.